As filed with the Securities and Exchange Commission on November 9, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	80-0629925
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7272 Wisconsin Avenue

Suite 1300

Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

WALKER & DUNLOP, INC. 2020 EQUITY INCENTIVE PLAN

(Full title of the plan)

William M. Walker

Chairman and Chief Executive Officer

Walker & Dunlop, Inc.

7272 Wisconsin Avenue

Suite 1300

Bethesda, MD 20814

(301) 215-5500

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copy to:

Julia A. Thompson

Latham & Watkins LLP

555 Eleventh Street N.W., Suite 1000

Washington, D.C. 20004

(202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Walker & Dunlop, Inc. (the “Company”) is filing this Registration Statement to register an additional 1,000,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), for issuance pursuant to the Walker & Dunlop, Inc. 2020 Equity Incentive Plan (the “Plan”), which have accumulated in the Plan as a result of forfeitures due to the failure to achieve service- or performance-based vesting conditions.

Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2020 (File No. 333-238259), June 4, 2015 (File No. 333-204722), August 30, 2012 (File No. 333-183635) and December 16, 2010 (File No. 333-171205) are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 23, 2023, including the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 17, 2023;

•	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the Commission on May 4, 2023, August 3, 2023 and November 9, 2023, respectively;

•	the Company’s Current Reports on Form 8-K, filed with the Commission on January 4, 2023, January 18, 2023, February 10, 2023, April 13, 2023, May 9, 2023, July 11, 2023 and September 15, 2023; and

•	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-3, filed with the Commission on October 4, 2012, including any subsequently filed amendments and reports updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Articles of Amendment and Restatement of Walker & Dunlop, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Company's Registration Statement on Form S-1 (File No. 333-168535) filed on December 1, 2010).

4.2	Specimen Common Stock Certificate of Walker & Dunlop, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-168535) filed on September 30, 2010).

5.1	Opinion of Venable LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Walker & Dunlop, Inc. 2020 Equity Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 27, 2020).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 9th day of November, 2023.

Walker & Dunlop, Inc.

BY	/s/ William M. Walker
William M. Walker
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Walker & Dunlop, Inc., a Maryland corporation, do hereby constitute and appoint Gregory A. Florkowski, Executive Vice President and Chief Financial Officer, and Richard M. Lucas, the Executive Vice President, General Counsel and Secretary, and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this registration statement, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William M. Walker	Chairman and Chief Executive Officer (Principal Executive Officer)	November 9, 2023
William M. Walker

/s/ Howard W. Smith, III	President and Director	November 9, 2023
Howard W. Smith, III

/s/ Ellen D. Levy	Director	November 9, 2023
Ellen D. Levy

/s/ Michael D. Malone	Director	November 9, 2023
Michael D. Malone

/s/ John Rice	Director	November 9, 2023
John Rice

/s/ Dana L. Schmaltz	Director	November 9, 2023
Dana L. Schmaltz

/s/ Michael J. Warren	Director	November 9, 2023
Michael J. Warren

/s/ Donna C. Wells	Director	November 9, 2023
Donna C. Wells

/s/ Gregory A. Florkowski	Executive Vice President and Chief Financial Officer (Principal Financial	November 9, 2023
Gregory A. Florkowski
Officer and Principal Accounting Officer)